Exhibit 99.1

Contacts:	Robert Jaffe/Evan Pondel
PondelWilkinson Inc.
(310) 279-5980

LANNETT REPORTS FISCAL 2010 FOURTH QUARTER,

FULL YEAR FINANCIAL RESULTS

Philadelphia, PA — September 13, 2010 — Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2010 fourth quarter and full year ended June 30, 2010.

For the 2010 full year, net sales increased to $125.2 million from $119.0 million for fiscal 2009.  Gross profit was $41.3 million compared with $45.2 million for the same period in the prior year.  Research and development (R&D) expenses increased to $11.3 million from $8.4 million in the prior year.  Selling, general and administrative (SG&A) expenses decreased to $17.4 million from $26.1 million in fiscal 2009.  SG&A expenses in fiscal 2009 included professional fees of $6.5 million related to the OB Natal One patent challenge that was settled in March 2009.  Operating income grew to $13.0 million compared with $10.8 million in fiscal 2009.  Net income was $7.8 million, or $0.31 per diluted share, compared with $6.5 million, or $0.27 per diluted share, for the prior year.

“Strong sales of our pain management drugs in the latter part of 2010 combined with increased sales of certain base business pharmaceutical products drove our topline growth in fiscal 2010,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “Looking ahead, competitive pricing for certain products combined with the FDA’s decision ordering Lannett, and others, to cease manufacturing Morphine Sulfate, will negatively impact our business for the balance of calendar year 2010.  However, we are optimistic about receiving FDA approval in the near future of our New Drug Application for Morphine Sulfate and currently expect to re-launch the drug in early 2011.  Moreover, we continue to make progress vertically integrating and increasing production of other active pharmaceutical pain management products and have a strong pipeline, including 21 product applications currently pending at the FDA.”

For the fourth quarter of fiscal 2010, net sales were $33.8 million compared with $35.4 million for the fourth quarter of fiscal 2009.  Gross profit was $11.3 million compared with $13.6 million for the same period in the prior year.  R&D expenses decreased to $2.1 million from $2.7 million in the 2009 fiscal fourth quarter.  SG&A expenses decreased to $5.2 million from $6.9 million in the same quarter of the prior year.  SG&A expenses in the fourth quarter of fiscal 2009 included professional fees of $818,000 related to the OB Natal One patent challenge.  Operating income rose to $4.3 million compared with $3.9 million in the fiscal 2009 fourth quarter.  Net income was $2.8 million, or $0.11 per diluted share, compared with $2.4 million, or $0.10 per diluted share, for the prior year fourth quarter.

Conference Call Information and Forward-Looking Statements

On September 13, 2010, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the 2010 fiscal year ended June 30, 2010.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 27892211.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  The call will be archived and accessible at this site for approximately two weeks.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, investing in R&D to add to the company’s growing product offering and further diversify its portfolio, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Fiscal Year ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Net sales	$33,760,023	$35,448,874	$125,177,949	$119,002,215
Cost of sales	21,795,016	20,876,050	80,890,575	71,272,859
Amortization of intangible assets	448,667	448,667	1,794,667	1,787,167
Product royalties	185,011	510,846	1,152,900	697,720

Gross profit	11,331,329	13,613,311	41,339,807	45,244,469

Research and development expenses	2,141,295	2,741,967	11,251,421	8,427,135
Selling, general, and administrative expenses	5,170,175	6,942,905	17,375,320	26,059,104
(Gain) loss on sale of investments	(1,623)	6,718	(1,623)	(53,524)
(Gain) loss on sale of assets	(295,701)	31,124	(315,330)	30,885

Operating income	4,317,183	3,890,597	13,030,019	10,780,869

Other income (expense):
Foreign currency gain	1,837	—	4,595	—
Interest income	12,877	(6,416)	62,328	209,188
Interest expense	(71,838)	(62,694)	(275,870)	(321,751)
	(57,124)	(69,110)	(208,947)	(112,563)

Income before income tax expense	4,260,059	3,821,487	12,821,072	10,668,306
Income tax expense	1,288,071	1,393,983	4,813,044	4,090,716
Consolidated net income	2,971,988	2,427,504	8,008,028	6,577,590
Less net income attributable to noncontrolling interest	(155,737)	(6,968)	(186,961)	(43,345)

Net income attributable to Lannett Company, Inc.	$2,816,251	$2,420,536	$7,821,067	$6,534,245

Earnings per common share - Lannett Company, Inc.:
Basic	$0.11	$0.10	$0.32	$0.27
Diluted	$0.11	$0.10	$0.31	$0.27

Weighted average number of shares outstanding:
Basic	24,880,253	24,515,756	24,743,902	24,447,016
Diluted	25,261,703	24,844,964	25,199,373	24,587,378

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2010	June 30, 2009

ASSETS
Current Assets
Cash and cash equivalents	$21,895,648	$25,832,456
Investment securities - available for sale	604,464	347,921
Trade accounts receivable (net of allowance of $123,192 and $132,000, respectively)	38,324,258	29,945,748
Inventories, net	19,056,868	16,195,361
Interest receivable	9,631	90,425
Deferred tax assets	5,337,391	4,296,929
Other current assets	2,506,114	602,335
Total Current Assets	87,734,374	77,311,175

Property, plant and equipment	50,160,114	41,431,158
Less accumulated depreciation	(21,531,845)	(18,533,773)
	28,628,269	22,897,385

Construction in progress	2,939,898	591,685
Investment securities - available for sale	183,742	801,748
Intangible assets (product rights) - net of accumulated amortization	7,785,298	9,118,710
Deferred tax assets	12,544,330	13,757,545
Other assets	147,886	98,873
Total Assets	$139,963,797	$124,577,121

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$16,280,675	$16,805,468
Accrued expenses	3,464,181	1,842,434
Accrued payroll and payroll related	6,304,465	5,150,104
Income taxes payable	1,479,658	711,073
Current portion of long-term debt	4,851,278	435,386
Rebates, chargebacks and returns payable	15,249,412	13,734,540
Total Current Liabilities	47,629,669	38,679,005

Long-term debt, less current portion	2,868,549	7,703,382
Unearned grant funds	500,000	500,000
Other long-term liabilities	7,864	47,111
Total Liabilities	51,006,082	46,929,498
Commitment and Contingencies

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001; issued and outstanding, 24,882,123 and 24,517,696 shares, respectively	24,882	24,518
Additional paid in capital	79,862,940	76,250,309
Retained earnings	9,564,632	1,743,565
Noncontrolling interest	111,982	93,654
Accumulated other comprehensive income	44,692	24,751
	89,609,128	78,136,797
Less: Treasury stock at cost - 110,108 and 82,228 shares, respectively	(651,413)	(489,174)
TOTAL SHAREHOLDERS’ EQUITY	88,957,715	77,647,623

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$139,963,797	$124,577,121